Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ardent Acquisition Corporation (the “Company”) on Form 10-QSB for the period ending September 30, 2006 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Marc H. Klee, President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Marc H. Klee	Dated: November 14, 2006
Marc H. Klee
President and Chief Financial Officer
(Principal Financial and Accounting Officer)